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                                                                    Exhibit 99.2

                               ARONSON AGREEMENT

    This Agreement is made as of June 2, 2000, between Meridian Associates, L.P., an Illinois limited partnership ("MERIDIAN"), and Neal K. Aronson (the "STOCKHOLDER").

                                    RECITALS

    SDI, Inc., a Nevada corporation, HSA Properties, Inc. a Delaware corporation, and Meridian, have entered into a Recapitalization Agreement dated as of June 2, 2000 (the "RECAPITALIZATION AGREEMENT"), with U.S. Franchise Systems, Inc., a Delaware corporation (the "COMPANY"), contemplating, among other things, an investment by the Investors in new Preferred Stock of the Company and an offer by the Company to purchase shares of its Common Stock. The Stockholder is the record and beneficial owner of 2,099,318 Shares of Common Stock of the Company (the "STOCKHOLDER SHARES"). The Investor Group has requested that the Stockholder enter into this Agreement simultaneously with the execution and delivery of the Recapitalization Agreement.

                                   AGREEMENT

    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    Section 1. DEFINED TERMS. Capitalized words used in this Agreement as defined terms shall have the meanings given to them in the Recapitalization Agreement, unless otherwise defined herein.

    Section 2. TERMINATION. Notwithstanding any of the provisions herein, the Stockholder's obligations stated in this Agreement shall cease to be effective if (a) the Offer shall have expired in accordance with its terms without the acceptance for purchase of at least 3,000,000 Shares pursuant thereto, (b) the Offer shall have been terminated or withdrawn for any reason (other than a breach by the Stockholder of any of his obligations to the Company and/or the Investor Group), (c) the Recapitalization Agreement is earlier terminated for any reason (other than a breach by the Stockholder of any of his obligations to the Company and/or the Investor Group) in accordance with SECTION 8.4 thereof or otherwise, (d) the Offer shall have been amended or otherwise modified in any material respect (other than the extension of time for tenders of Shares), including, without limitation, to reduce the number of Shares which the Company is offering to purchase or the price at which the Company will purchase Shares pursuant thereto, or (e) the Restricted Stock shall not have fully vested (and no longer be subject to forfeiture) immediately before the Closing Date (but subject to the Closing).

    Section 3. AGREEMENT REGARDING TENDER OFFER. The Stockholder shall, prior to the expiration date of the Offer, duly tender all of his Stockholder Shares to the Company for purchase pursuant to the Offer and shall not withdraw such Stockholder Shares.

    Section 4. VOTING SHARES. At any meeting of stockholders of the Company called for this purpose, the Stockholder shall vote his Stockholder Shares and any other shares of Common Stock of the Company as to which the Stockholder has the power to vote, in person or by proxy, in favor of any resolution authorizing, in accordance with the Recapitalization Agreement, the issuance of the Preferred Stock and the Class A Common Stock issuable upon conversion of the B Preferred, the Charter Amendments, and any other action necessary or advisable in order to consummate the transactions contemplated by the Recapitalization Agreement.

    Section 5. AGREEMENT TO CONVERT. If the Offer is consummated in accordance with its terms and the Company purchases any Shares but does not purchase all of the Stockholder's Shares, the Stockholder will take all actions required to exercise his right to convert his Shares that represent Class B Common Stock into Shares that represent Class A Common Stock, effective on or before the first Business Day after the Closing Date.
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    Section 6.  TERMINATION OF OTHER AGREEMENTS.

        (a) The Stockholder shall take such actions and execute and deliver such instruments as Meridian may deem reasonably necessary and appropriate to terminate the Registration Rights Agreement among the Company, Alpine Hospitality Equities LLC, Leven and Aronson dated April 28, 1998 (the "Alpine Registration Rights Agreement") and the Registration and Tag-Along Rights Agreement among Sextant Trading LLC, Lubert-Adler Real Estate Opportunity Fund, L.P., Lubert-Adler Real Estate Opportunity Fund II, L.P., Lubert-Adler Capital Real Estate Opportunity Fund, L.P., the Company, Leven and Aronson dated March, 1998 (the "Sextant/Lubert-Adler Agreement") and/or the Stockholder's rights under those agreements, effective as of the Closing Date.

        (b) The Stockholder shall execute and deliver a Special Durable Power of Attorney as of the date hereof (the "POWER OF ATTORNEY"), pursuant to which Power of Attorney the Stockholder shall irrevocably appoint Michael A. Leven as his true lawful attorney-in-fact to execute and deliver in the name and on behalf of the Stockholder (i) the documents required to be executed and delivered in order to terminate the Alpine Registration Rights Agreement and for the rights of the Stockholder thereunder, (ii) the documents required to be executed and delivered in order to terminate the Sextant/Lubert-Adler Agreement and for the rights of the Stockholder thereunder and (iii) any other documents required to be executed in connection with the matters described in the preceding clauses (i) and (ii).

    Section 7. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against Meridian or the Stockholder unless such modification, amendment or waiver is approved in writing signed by the party to be bound. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

    Section 8. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    Section 9. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document together with the agreements dated the date hereof to which the Stockholder is a party relating to the transactions contemplated by the Recapitalization Agreement shall serve as the entire agreement of the parties hereto concerning the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

    Section 10. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Meridian and the Stockholder and any subsequent holders of the Shares and the respective successors and assigns of each of them.

    Section 11. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    Section 12. REMEDIES. Each of the parties hereto shall be entitled to enforce its or his rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction

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for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

    Section 13. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class certified mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to any other recipient at the address indicated on the signature pages hereof, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, when received if sent by U.S. mail and one day after deposit with a reputable overnight courier service.

    Section 14. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Delaware.

    Section 15. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS.]

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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                          MERIDIAN ASSOCIATES, L.P.

                                          By: Meridian Investments Inc.

                                          By: /s/ H.S. Handelsman
                                             -----------------------------------

                                          Name: H.S. Handelsman
                                               ---------------------------------

                                          Its: Vice President
                                             -----------------------------------

                                          200 West Madison, Suite 3800
                                          Chicago, Illinois 60606
                                          Attention: Harold S. Handlesman

                                          /s/ Neal Aronson
                                          --------------------------------------
                                          NEAL ARONSON

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